UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

TRANSGENOMIC, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30975 (Commission File Number)

91-1789357 (IRS Employer Identification Number)

12325 Emmet Street Omaha, NE (Address of principal executive offices)	68164 (Zip Code)

(402) 452-5400 (Registrant’s telephone number, including area code)

Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Transgenomic, Inc. (the “Company”) held on May 14, 2014, the Company’s stockholders voted on two proposals: (1) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 (“Proposal Number One”); and (2) an advisory vote to approve named executive officer compensation (“Proposal Number Two”).

The two proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2014.

As of the close of business on March 19, 2014, the record date for the Annual Meeting, there were a total of 9,659,049 shares of capital stock of the Company entitled to vote, which consisted of 7,353,695 shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”), 2,586,205 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (“Series A Preferred Stock”), which were convertible into 862,057 shares of Common Stock as of the record date, and 1,443,297 shares of Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (“Series B Preferred Stock”), which were convertible into 1,443,297 shares of Common Stock as of the record date. Each share of Common Stock was entitled to one vote on each matter to be voted on at the Annual Meeting. Each share of Series A Preferred Stock was entitled to one vote for every three shares of Series A Preferred Stock on each matter to be voted on at the Annual Meeting. Each share of Series B Preferred Stock was entitled to one vote on each matter to be voted on at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as-converted to Common Stock basis, was required to approve Proposal Number One and Proposal Number Two. At the Annual Meeting, 4,019,008 shares of Common Stock, 2,586,205 shares of Series A Preferred Stock and 1,443,297 shares of Series B Preferred Stock were represented in person or by proxy and, therefore, a quorum was present.

The final results for the votes regarding each proposal are set forth below.

Proposal Number One: The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions
Common Stock	4,017,547	1,210	215
Series A Preferred Stock	862,057(1)	0	0
Series B Preferred Stock	1,443,297(2)	0	0
Total Votes	6,322,901	1,210	215

(1) The holders of all 2,586,205 shares of Series A Preferred Stock outstanding as of the record date voted in favor of this proposal. The holders of Series A Preferred Stock were entitled to one vote for every three shares of Series A Preferred Stock.

(2) The holders of all 1,443,297 shares of Series B Preferred Stock outstanding as of the record date voted in favor of this proposal. The holders of Series B Preferred Stock were entitled to one vote for each share of Series B Preferred Stock.

Proposal Number Two: The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of the vote were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Common Stock	3,800,310	148,186	3,623	66,889
Series A Preferred Stock	862,057 (3)	0	0	0
Series B Preferred Stock	1,443,297(4)	0	0	0
Total Votes	6,105,664	148,186	3,623	66,889

(3) The holders of all 2,586,205 shares of Series A Preferred Stock outstanding as of the record date voted in favor of this proposal. The holders of Series A Preferred Stock were entitled to one vote for every three shares of Series A Preferred Stock.

(4) The holders of all 1,443,297 shares of Series B Preferred Stock outstanding as of the record date voted in favor of this proposal. The holders of Series B Preferred Stock were entitled to one vote for each share of Series B Preferred Stock.

No other items were presented for approval by the Company’s stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSGENOMIC, INC.
May 14, 2014

	By:	/s/ Mark P. Colonnese
Mark P. Colonnese
Executive Vice President and Chief Financial Officer